Exhibit 10.23

Contract No: 20091203-a

Henan Shuncheng Group Coal Coke Co., Ltd
Agreement of Iron Parts for Protecting

2*65 Holes 5.5m Stamping-charging Coal Coke Oven

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Shandong Zibo Rumo Iron Co., Ltd
Signing at: Tongye Town, Anyang County, Henan Province
Date: 3rd November, 2009

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Shandong Zibo Rumo Iron Co Ltd

Party A intends to construct a 2*65 holes 5.5m stamping-charging coal coke oven of which the model is JN5555F. The coking chamber height of the coke oven is 5.5m while the length is 550mm. The heating method is by use of recuperative heating oven. After an open bidding proceeding and friendly negotiation, both Parties reach a consensus of the following agreements:

1.	Total Payment, Name, Quantity, Material and Tonnage of the Product
A.	The total quantity of iron parts for protecting oven of which the model is 2*65 holes 5.5m is 7 and the total tonnage is 3094.48tons. The total payment of the Product is 23370844.80yuan.
In CAPITAL: TWENTY THREE MILLION THREE HUNDRED AND SEVENTY THOUSAND EIGHT HUNDRED AND FOURTY FOUR POINT EIGHT YUAN
B.	Details of the name, model, quantity, material and weight of the Product under this Agreement have been attached as Appendix I.
C.
Party B shall provide the Product to Party A in accordance with the technical drawing and relevant graphical standard by Taiyuan Jiatai Chemical of Coal Processing Design and Development Co., Ltd. and the Technical Agreement signed by both Parties (see Appendix II).

D.
Party B shall provide the quality certificate of the Product and wholly documents including drawing, technical information, inspection certificate, fitting and using instruction revised and confirmed by both Parties during the manufacturing proceeding.

E.
The aforementioned total payment shall include fees of manufacturing, inspecting, packing, taxes (written by hand, VAT invoice of 17%), insurances, and fees for providing drawing and information of Party A. Party B shall provide the necessary after-sales services to Party A for free. The unload work of the Product shall be borne by Party A after the arrival of the Product.

F.
The detailed price hereof shall be deemed as fixed and inalterable under this Agreement. After the effectiveness of this Agreement, the both Parties shall not alter such detailed price for any reason. The quantity of certain type of the Product can be adjusted in accordance with the design plan, while the price shall be executed according to the detailed price under Appendix I. Only in case that dust-removing housing has been altered into accessory to U-type gas-guide burning car, the unit price of such item is adjusted to 9300yuan/ton.

G.	The calculated weight of the Product shall be fixed in accordance with the weight specified by the drawing paper confirmed by both Parties.

2.	The Payment and Settlement Methods of the Product
A.	Party A shall deliver acceptance bills in accordance with performance process and the instruction of this Agreement to Party B, which means:
i.	After paying an advanced payment equal to 20% of total payment by Party A within 10 days after signing this Agreement, the Agreement enters into effect;
ii.	After initial examination and acceptance of the Product before dispatch, Party A pays an amount of 40% of the current batch payment;
iii.	Within 30 days after installation and debugging of the Product, Party A pays another amount of 30% of the current batch payment;
iv.
The last 10% of the total payment shall be reserved by Party A as the quality assurance bond. After one year without quality issues in connection with the Product, Party A shall pay the last 10% of the total payment in a lump sum within 1 month to Party B.

3.	Technical Conditions
A.	Party B shall manufacture and produce iron parts for oven protection in accordance with the Technical Agreement signed by both Parties and the technically examined and approved drawing paper.
B.	The Technical Agreement shall have the same effect with this Agreement and be treated as one of the acceptance standards.
4.	Delivery and Acceptance
A.	Place: the Product shall be delivered to the construction site and storage for coke oven project of Henan Shuncheng Group Coal Coke Co., Ltd;
B.
Time: the 65 holes iron parts for oven protection of No.8 coke oven shall be delivered before 10th May, 2010; the 65 holes iron parts for oven protection of No.9 coke oven shall be delivered before 30th June, 2010. The items which may be affected by the proceeding of civil engineering like flue bent pipe shall be delivered within 45 days after this Agreement taking effective. Every one-day delay delivery of Party B shall be charged a cumulative penalty at an amount of 5000yuan.

C.	In case of failing to do the payment under this Agreement, Party A shall pay a fine for delaying payment. At the same time, the equipment delivery period shall be extended accordingly.
D.
The packaging of the Product shall be executed under the relevant national laws and regulations. Party B shall guarantee the perfect condition of the Product when arrival, otherwise, Party B shall be responsible for any loss caused by such reason.

E.
Party B shall notify the delivery date to Party A by fax 24 hours before such delivery date. After arrival of the Product, Party A shall notify Party B promptly for the arrival and Party B shall send representatives for joint inspection and acceptance with Party A within 5 days. Party B shall attach the detailed list of the Product as of delivery for satisfying the requirement of inspection and acceptance. In case that Party B fails to send representatives within 5 days, it shall be deemed as that Party B agrees with the inspection and acceptance result made by Party A.

F.
Party B shall be responsible for indemnification and settlement for any shortage, damage or other unconformity with this Agreement or quality issues found at inspection and acceptance proceedings. Any shortage, damage or destroy caused by Party A for its insufficient safekeeping conducts. In such case, Party B is obligated to assist Party A for solving the problems and fees shall be borne by Party A.

5.	Quality and Guarantee of the Product
A.
During the manufacture proceeding of the Product, Party A has the right to send representatives for supervision. Party B shall provide food and accommodation conveniences and the fees caused shall be borne by Party A. Party B shall provide the integrated schedule diagram, current month and following month schedule to Party B. The supervision work by Party A shall not exempt Party B from quality issues.

B.	Party B shall invite Party A 7 days before the joint temporary assembly inspection of iron part for oven protection in accordance with the Technical Agreement.
C.
The Process technology performance, quality standard, examining method, acceptance standard and guarantee guideline shall be in accordance with the Technical Agreement and the approved drawing paper after joint trial.

D.
Party B shall provide the certificate of competency of the Product as the foundation of acceptance. For bought-in accessories, Party B shall also offer the product description and ex-work certificate of competency.

E.
For the component problems relating to techniques, delivery, manufacture of Party B, Party B shall be responsible for repairing, alternation or return of such components, no matter they are self-made components or bought-in components by Party B. However, Party A shall provide active assistance. Party B shall also be responsible for any loss Party A may suffer.

F.	Party A shall provide food and accommodation conditions for the Party B’s representatives and the fees caused shall be borne by Party B.
G.	The quality warranty period shall be 12 months after operation of every coke oven.
H.
During the term of the Product manufacturing, in case the technical alternation occurs, such alternation shall be confirmed by both Party A and Taiyuan Jiatai Chemical of Coal Processing Design and Development Co., Ltd. The alternation shall not decrease the performance and technical level of the equipment. Once the technical alternation has been confirmed by aforementioned parties, the confirmation document shall be deemed as the contingent drawing document and acceptance foundation.

6.	Dispute Resolution
A.
Parties hereto may revise or supplement matters not mentioned herein through negotiation. Any dispute arising from or in connection with this Agreement shall be submitted to the court at the place where this Agreement is executed.

7.	The Effectiveness of the Agreement and others
A.	This Agreement shall come into effect after signed / sealed by both Parties and Party B receives the advanced payment from Party A.
B.	Both Parties shall keep confidentiality of the price and patent right under this Agreement during the term of manufacture.
C.	Technical Agreement is a part of this Agreement and has the same legal effect to this Agreement.
D.	Any amendment or supplement shall be made in written and comes into effect after being confirmed by both Parties. The confirmed amendment and supplement shall be treated as part of this Agreement.
E.	The duration of this Agreement is from the effectiveness of this Agreement to the full performance of all responsibilities under this Agreement.
F.	The place of signing this Agreement is the location of Party A.
G.	This Agreement is in 6 copies and 3 for each Party. Every copy shall have the same legal effect.

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
(Seal)
Legal Representative:  /s/ Wang Xinshun
Address: Tongye Town, Anyang County, Henan Province
Tel:
Fax:
Postcode:
Bank Information:
Account Number:
Tax Number:

Party B: Shandong Zibo Rumo Iron Co., Ltd
Seal
Legal Representative:  /s/ Zhang Yuecheng
Authorized Representative:  /s/ Zhang Zhiqiang
Address: Tangshan Town, Huantai County, Zibo City, Shandong Province
Tel: 0533-8511125
Fax: 0533-8511125, 8510473
Postcode: 256401
Bank Information: Tangshan Office, Huantai Sub-branch, Agricultural Bank of China

Account Number:
Tax Number: 37032116441703X

3rd Dec, 2009 at Anyang County

Appendix I

Orders Inventory of Protection Iron Parts for 2*65 Holes and 5.5 Meters Stamping-charging Coke Oven of Henan Shuncheng Group Coal Coke Co., Ltd ( Shandong Zibo Rumo Iron Group )

	Equipment	Equipment Name & Detailed	Model or				Weight ( t )		Unit Price	Total Price
No	NO.	Specification	Drawing NO.	Material	Unit	Quantity	Unit	Total	RMB/t	( RMB )	Spares
1		Oven Port	JT5555D SB 09	RUT340 Q235-A Stainless Steel etc.	Piece	130*1+3=133	3.97	528.01	7600	4012876.00

2		Oven Frame	JT5555D SB 09	RUT340	Piece	130*1+3=133	2.31	307.23	7600	2334948.00

3		Guard Board	JT5555D SB 09	RUT340	Piece	132*1+1=133	3.57	474.81	7600	3608556.00

4		Inbuilt Iron Parts, Dedusting Housing and Lid; Pending	JT5555D SB 46	RUT340	set	1		43.47	8000	347760.00

5		Crossover Main, Valve Body, Water Tight Lid; Pending	JT555D SB 25	Composite	set	65*1+3=68	1.41	95.88	8380	803474.40

6		Operation Board Laying Casting Iron Plate	JT555D GY-1200	HT150	set	1	72	72	5800	417600.00

7		Gas-guide Burning Car Railroad Shoe	JT555D GY-1200	HT150	piece	134*1+2=136	pending 0.19	25.84	6200	160208.00

		8#Coke Oven Total						1547.24		11685422.40

		9#Coke Oven Total						1547.24		11685422.40

		Two Base Coke Oven Total						3094.48		23370844.80

Responsible person of Party A:    [signatures]

Responsible person of Party B:  /s/ Zhang Zhiqiang’s  [company seal]
December 3, 2009

Appendix II

2*65 Holes and 5.5 m Stamping-Charging Coke Oven Project of Henan Shuncheng Group
Coal Coke Co., Ltd

Type of Iron Parts for Oven Protection

Technical Agreement

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Shandong Zibo Rumo Iron Co Ltd

Date: Dec 3, 2009

Technical Agreement

Party A: Henan Shuncheng Group Coal Coke Co., Ltd
Party B: Shandong Zibo Rumo Iron Co Ltd

The agreement is enacted by both parties’ consents and their sufficient negotiation, in accordance with the Agreement of Iron Parts for Protection of 2*65 Holes 5.5 Meters Stamping-Charging Coke Oven of Henan Shuncheng Group Coal Coke Co., Ltd, which is made by both two parties. Both parties shall observe this agreement to ensure the equipment quality and the date of delivery, to constrain both parties’ technical action, to define technical liability, to constitute a harmonious, win-win engineering technology cooperation atmosphere.

1.
Party A shall provide eligible, accurate, complete engineering drawing paper ( 2 copies ) and related technology materials to Party B, Party B shall take good care of and use the drawing paper and technology materials, and shall not lose, damage, or demonstrate, lend and sell them.

2.
Party B shall strictly produce and manufacture in accordance with the drawing paper, strictly observe related technology requirements and quality, strictly control the operation process, so as to make high quality products.

3.	Party B shall take effective control over purchase and use of raw materials (steel parts，foundry goods and other work pieces).
3.1	Test raw materials and molten iron of every batch, issue material report, keep them in line with the requirements of drawing paper.
3.2	Mechanical property of foundry goods shall be in line with the requirements of design standards.
3.3	Materials shall be in line with the requirements of drawing paper and be dealt with by annealing process in accordance with heat treatment standards.
4.	Foundry goods appearance shall be neat, the size and tolerance of any parts of finished surface and unfinished surface shall be in line with the requirements of drawing design.
5.	Party B’s products shall obtain certificate of competency, sealing surface and abrasive surface shall go through water or air pressure tests in accordance with the requirements of drawing design.

6.
Appearance of Party B’s products, such as oven port, oven frame and guard board shall be neat, all parts shall be in line with the requirements of drawing paper, unfinished casting surface shall be smooth and straight, without any defects as air hole and honeycomb-like holes, and shall be installed as accessories. Check the size of installed accessories by the requirements of drawing paper, and make corresponding numbers and records.

7.	Standards for cutting edge of oven port and sealing surface of oven frame will be eligible by being water-tight.
8.
Exhaust gas disk and air door must accurately reach the position as regulated by the drawing paper when switch actively motions as the drawing paper, and the height two disks may lift and the angle air door opens must live up to the design standard. Sealing surface of the air door shall be tested by 0.05 mm feeler gauge, it will be eligible if the feeler gauge couldn’t insert into the surface. Coal gas disk shall conduct air pressure test with air medium. Using compressed air bag of 0.03 m3 volume and 4.5kpa pressure to test, it will be eligible if the pressure drop is no more than 1.5 kpa in 5 minutes. Exhaust gas disk shall conduct water pressure test with water medium of 400 pa, it will be eligible if it’s water-tight in 5 minutes.

9.	Water-sealed valve shall conduct spill-over test, it will be eligible if it’s water-tight in half an hour.
10.	Nozzle part shall conduct 4Mpa water pressure test, it will be eligible if it’s water-tight in 30 minutes.
11.
Regulating and reversing cocks shall conduct leakproofness test, regulating cocks shall go through pressure test in two positions of complete open and close, reversing cocks shall go through pressure test in three positions of complete open, complete close and 45。Angle. The pressure connecting the cocks with the compressed air bags of 0.03 m3 volume is 20 Kpa, it will be eligible if the pressure drop is lower than 500 pa in 30 minutes, ( it shall be revised by the temperature ).

12.	Orifice box shall conduct leakproofness test, it will be eligible if the pressure drop of 20 Kpa compressed air is lower than 500 pa (it shall be revised according to the temperature).
13.	Use 0.05 mm feeler gauge to test space between lid for coal charging hole and temprature measure hole and sealing surface, it will be eligible if feeler gauge cannot be inserted into the space.
14.	Bought-in components shall be checked and accepted by original certificates and its quality standards (original certificates are complete).
15.	This agreement is in quadruplicate, it comes into effect when both parties make signature and seal. Each party holds two copies, with the same legal effect with the contract.

Party A: Henan Shuncheng Group	Party B: Shandong Zibo Rumo Iron
Coal Coke Co., Ltd	Co Ltd

(seal )	(seal )

Legal representative: /s/ Wang Xinshun	Legal representative: /s/ Zhang Yuecheng
Responsible person:	Responsible person: /s/ Zhang Zhiqiang
Tel: 0372-5613886	Tel: 0533-8511125
Fax: 0372-5607305	Fax:

December 3, 2009